Exhibit 3.2

CERTIFICATE OF LIMITED PARTNERSHIP
OF
UNITED STATES NATURAL GAS FUND, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is United States Natural Gas Fund, LP.

SECOND: The address of its registered office in the State of Delaware shall be Corporation Service Company, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the registered agent for service of process in the State of Delaware at such address is the Corporation Service Company.

THIRD: The name and mailing address of the general partner shall be Victoria Bay Asset Management, LLC, at Corporation Service Company, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be duly executed as of this 8th day of September, 2006.

Victoria Bay Asset Management, LLC as General Partner

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Authorized Person